                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (file numbers 33-5456, 33-38590, 33-39374, 33-53763,
33-53899, 33-801767 and 333-101767) of CLARCOR Inc. and Subsidiaries of our report dated January 8, 2003 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 8, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

                                         /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 20, 2003